Exhibit 99.1

Byrna Technologies Reports Fiscal Third Quarter 2024 Results

Q3 Revenue Hits New Record of $20.9 Million, a 194% Increase from Q3 2023

Gross Margin Improves to 62.4% as Manufacturing Scales

ANDOVER, Mass., October 9, 2024 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a personal defense technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, today reported select financial results for its fiscal third quarter (“Q3 2024”) ended August 31, 2024.

Fiscal Third Quarter 2024 and Recent Operational Highlights

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Continued to generate a highly accretive return on ad spend (ROAS) of 5.0X through the celebrity endorsement program, even as Byrna’s advertising spend grew from $800,000 per month in Q2 to $1.0 million per month in Q3, fueling record quarterly results and strong year-over-year growth.

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Added Mike Huckabee, former Governor of Arkansas, to its roster of high-profile celebrity endorsers, and has signed agreements with two additional prominent celebrities, which will kick-off in December.

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Secured earned media placements to date on over two dozen news programs, including ABC, Fox, Newsmax, NewsNation, and numerous other local radio and television news shows. Total media coverage continues to grow, with the celebrity endorsement program playing a key role in driving this earned media for Byrna, helping build significant brand awareness and contributing to the continued normalization of the less-lethal industry.

●	Reached national account status with Bass Pro Shops and Cabela’s, expanding Byrna’s presence from 42 stores to 137 stores nationwide and demonstrating the growing awareness around Byrna launchers.
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Expanded Byrna’s sales reach into Mexico following a successful partnership with the Secretaría de Trabajo y Previsión Social (STPS) of Mexico to create a federally certified training program allowing civilians to legally carry the Byrna.

●	Secured an initial order with the Ministry of the Interior of Uruguay for 400 Byrna launchers and over 100,000 rounds of less-lethal ammunition for the Uruguayan National Police.
●	Deployed 1,000 launchers across airports in Argentina with the Policía de Seguridad Aeroportuaria.
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Transferred its 51% stake in Byrna LATAM S.A. to its joint venture partner, enabling Byrna to earn royalty income and recognize revenue directly from sales to Byrna LATAM. Additionally, by selling its stake, the Company no longer needs to report Byrna LATAM’s losses in its financial statements.

●	Repurchased $3.0 million of stock at an average price of $10.25 as part of a new $10 million stock repurchase program commenced in August.

Fiscal Third Quarter 2024 Financial Results

Results compare Q3 2024 to the 2023 fiscal third quarter ended August 31, 2023 unless otherwise indicated.

Net revenue for Q3 2024 was $20.9 million, compared to $7.1 million in the fiscal third quarter of 2023 (“Q3 2023”). The 194% year-over-year increase is primarily due to the transformational shift in Byrna’s advertising strategy implemented in September of last year and the resulting normalization of Byrna and the less-lethal space generally. For the first nine months of 2024, revenue was $57.8 million, compared to $27.0 million in the prior year period, an increase of 114% year-over-year.

Gross profit for Q3 2024 was $13.0 million (62.4% of net revenue), up from $3.2 million (44.6% of net revenue) in Q3 2023. The increase in gross profit was driven by the increase in the proportion of sales made through the high-margin direct-to-consumer (DTC) channels (Byrna.com and Amazon.com), a reduction in component costs driven through an intensive cost reduction effort focused on “design for manufacturability” spearheaded by Byrna’s engineering team, and the economies of scale resulting from increased production volumes. For the first nine months of 2024, gross margin was 60.9%, compared to 54.1% for the same period in 2023.

Operating expenses for Q3 2024 were $12.2 million, compared to $7.3 million for Q3 2023, an increase of 67%. The increase in operating expenses was driven by an increase in variable selling costs (such as freight and third-party processing fees), increased marketing spend tied to the Company’s celebrity endorsement strategy, and higher payroll expenses in marketing and engineering as the Company has added personnel to handle the higher sales and production volumes. For the first nine months of 2024, operating expenses were $32.6 million compared to $21.5 million in 2023, a 52% increase year-over-year.

Net income for Q3 2024 was $1.0 million compared to a loss of $(4.1) million for Q3 2023, a $5.1 million improvement. For the first nine months of 2024, net income was $3.1, compared to a loss of $(7.4) million in 2023, a $10.5 million year-over-year improvement.

Adjusted EBITDA1, a non-GAAP metric reconciled below, for Q3 2024 totaled $1.9 million, compared to $(2.4) million in Q3 2023. For the first nine months of 2024, adjusted EBITDA totaled $6.3 million, an $8.5 million improvement over the loss of $(2.2) million in the prior year period, ahead of the traditionally strong fourth quarter.

Cash and cash equivalents at August 31, 2024 totaled $20.1 million compared to $20.5 million at November 30, 2023. Inventory at August 31, 2024 totaled $19.8 million compared to $13.9 million at November 30, 2023. The Company has no current or long-term debt.

Management Commentary

Byrna CEO Bryan Ganz stated: “In the third quarter, we generated $20.9 million in revenue while also improving our gross margin and operating leverage. This performance underscores the continued impact of our celebrity influencer strategy, which has driven increasing brand recognition and contributed to the growing normalization of our product category.

“Since launching the celebrity advertising program in Q4 of last year, we’ve consistently maintained a highly accretive 5.0X ROAS, driving profitable growth throughout the year. Today, over ten celebrities are actively evangelizing Byrna’s less-lethal mission, helping to normalize less-lethal as a legitimate alternative to lethal force, build brand awareness, and drive both consumer and institutional demand. The continued success of this program is evident in our September sales, which came in at $8.3 million—averaging just over $275,000 in sales per day during what is traditionally our weakest month of the seasonally strong fourth quarter.

1 See non-GAAP financial measures at the end of this press release for a reconciliation and a discussion of non-GAAP financial measures.

“As we continue to post record sales, we remain focused on scaling up production to meet this increasing demand. In Q3, production totaled over 55,000 units as we build inventory to support current sales growth, the anticipated holiday season surge, and the upcoming launch of the Compact Launcher.

“To further increase capacity, we are introducing a partial second shift in the fourth fiscal quarter of 2024, with plans to operate a full second shift by the end of the first quarter next year. Additionally, we are adding a third production line dedicated to the Byrna Compact Launcher. We are also preparing to scale domestic ammunition production, enabling us to meet growing demand and position Byrna to support future product lines. This will also allow us to offer a full range of ammunition that is Made in America. These measures will ensure we can keep up with current launcher demand while building inventory for the Compact Launcher, slated for release in Summer 2025.

“With this continued growth, Byrna is now a self-sustaining, profitable, and cash-flowing enterprise. As we scale, we are strategically investing in initiatives that will drive growth while we continue to focus on returning value to shareholders. In the third quarter, we authorized a $10 million buyback, and, to date, have repurchased $3 million of shares at an average price of $10.25, demonstrating our confidence in Byrna’s long-term strategy and growth potential.

“In addition to expanding production, we are also investing in our retail footprint. We have recently signed leases for Byrna-owned stores in key markets, including Nashville, Tennessee; Ft. Wayne, Indiana; Scottsdale, Arizona; and Salem, New Hampshire. We are also finalizing a lease for a proposed Pasadena, California location. These new stores, which build on the successful proof-of-concept from our Las Vegas location—launched two years ago and running at a $1 million annual revenue rate with a 60%+ gross profit margin—will provide valuable market data for future expansion. Each store will feature a shooting range for customers to experience our products firsthand, supporting both revenue growth and brand awareness, complementing our continued success in DTC sales.

“Internationally, we are seeing strong momentum in Latin America, with a string of recent law enforcement deployments reinforcing our optimism for the region’s growth potential. Our strategic divestment of our stake in Byrna LATAM allows us to fully recognize revenue from future sales to Byrna LATAM and earn a royalty on every launcher produced in Argentina. Additionally, we no longer have to report Byrna LATAM’s losses in its financial statements, improving our reported income and enabling us to focus on our core markets.

“We are confident that our growth will continue into 2025 and beyond, driven by increased advertising, which will result in both direct and indirect sales as less-lethal weapons become normalized, alongside new retail stores, mobile trailers, and the launch of our anticipated Compact Launcher. The Compact Launcher, set for release in mid-2025, will strengthen our product lineup by enhancing accessibility and ease of use, allowing for broader market penetration and increased consumer adoption. As we scale and expand production, we expect further improvements in manufacturing efficiency, which will enhance both gross and net margins. With these initiatives, Byrna is positioned for sustained growth and success well into 2025 and 2026.”

Conference Call

The Company’s management will host a conference call today, October 9, 2024, at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

Toll-Free Dial-In: 877-709-8150

International Dial-In: +1 201-689-8354

Confirmation: 13748618

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Byrna’s website.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company’s investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company’s e-commerce store.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to our statements related to our expected sales during the fourth quarter, our ability to scale production, add shifts and production lines, the expected timing for the launch of the Compact Launcher, Byrna’s ability to remain self-sustaining, profitable and cash flow positive, Byrna’s ability to open new retail locations and realize revenue growth from them, continued momentum in the Latin American market, expected increases in gross and net margins, and Byrna’s positioning for sustained growth in 2025 and 2026. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of our supply chain; the further or prolonged disruption of new product development; production or distribution disruption or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, increased transportation costs or interruptions, including due to weather, flooding or fires; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels, including Amazon, not to carry or reduce inventory of the Company’s products; determinations by advertisers or social media platforms, or legislation that prevents or limits marketing of some or all Byrna products; the loss of marketing partners; increases in marketing expenditure may not yield expected revenue increases; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design or manufacturing defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; and future restrictions on the Company’s cash resources, increased costs and other events that could potentially reduce demand for the Company’s products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in the Company’s most recent Form 10-K and Part II, Item 1A (“Risk Factors”) in the Company’s most recent Form 10-Q, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com

-Financial Tables to Follow-

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)

(Amounts in thousands except share and per share data)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	August 31,		August 31,
	2024	2023	2024	2023
Net revenue	$20,854	$7,085	$57,777	$27,004
Cost of goods sold	7,842	3,927	22,566	12,402
Gross profit	13,012	3,158	35,211	14,602
Operating expenses	12,184	7,267	32,633	21,522
INCOME (LOSS) FROM OPERATIONS	828	(4,109)	2,578	(6,920)
OTHER INCOME (EXPENSE)
Foreign currency transaction loss	(103)	(54)	(381)	(238)
Interest income	281	239	883	525
Loss from joint venture	(62)	(287)	(42)	(625)
Other income (expense)	3	(7)	7	(270)
INCOME (LOSS) BEFORE INCOME TAXES	947	(4,218)	3,045	(7,528)
Income tax benefit	78	124	75	165
NET INCOME (LOSS)	$1,025	$(4,094)	$3,120	$(7,363)

Foreign currency translation adjustment for the period	381	585	410	(641)
COMPREHENSIVE INCOME (LOSS)	$1,406	$(3,509)	$3,530	$(8,004)

Basic net income (loss) per share	$0.05	$(0.19)	$0.14	$(0.34)
Diluted net income (loss) per share	$0.04	$(0.19)	$0.14	$(0.34)

Weighted-average number of common shares outstanding - basic	22,758,155	21,960,163	22,509,018	21,895,815
Weighted-average number of common shares outstanding - diluted	23,410,159	21,960,163	23,072,498	21,895,815

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

	August 31,	November 30,
	2024	2023
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$20,077	$20,498
Accounts receivable, net	2,128	2,945
Inventory, net	19,797	13,890
Prepaid expenses and other current assets	1,983	868
Total current assets	43,985	38,201
LONG TERM ASSETS
Intangible assets, net	3,401	3,583
Deposits for equipment	1,927	1,163
Right-of-use asset, net	2,404	1,805
Property and equipment, net	3,481	3,803
Goodwill	2,258	2,258
Loan to joint venture	—	1,473
Other assets	1548	28
TOTAL ASSETS	$59,004	$52,314

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$11,124	$6,158
Operating lease liabilities, current	596	644
Deferred revenue, current	818	1,844
Total current liabilities	12,538	8,646
LONG TERM LIABILITIES
Deferred revenue, non-current	28	91
Operating lease liabilities, non-current	1,899	1,258
Total liabilities	14,465	9,995

STOCKHOLDERS’ EQUITY
Preferred stock	—	—
Common stock	24	24
Additional paid-in capital	132,364	130,426
Treasury stock	(20,747)	(17,500)
Accumulated deficit	(66,456)	(69,575)
Accumulated other comprehensive loss	(646)	(1,056)

Total Stockholders’ Equity	44,539	42,319

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$59,004	$52,314

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide an additional financial metric that is not prepared in accordance with GAAP (non-GAAP) with presenting non-GAAP adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. We believe that this non-GAAP financial measure helps us to identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we exclude in the calculations of the non-GAAP financial measure.

Accordingly, we believe that this non-GAAP financial measure reflects our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

This non-GAAP financial measure does not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other non-GAAP measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.

Adjusted EBITDA

Adjusted EBITDA is defined as net (loss) income as reported in our condensed consolidated statements of operations and comprehensive (loss) income excluding the impact of (i) depreciation and amortization; (ii) income tax provision (benefit); (iii) interest income (expense); (iv) stock-based compensation expense, (v) impairment loss, and (vi) one time, non-recurring other expenses or income. Our Adjusted EBITDA measure eliminates potential differences in performance caused by variations in capital structures (affecting finance costs), tax positions, the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We also exclude certain one-time and non-cash costs. Reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is as follows (in thousands):

	For the Three Months Ended		For the Nine Months Ended
	August 31,		August 31,
	2024	2023	2024	2023
Net Income (Loss)	$1,025	$(4,094)	$3,120	$(7,363)

Adjustments:
Interest income	(281)	(239)	(883)	(525)
Income tax benefit	(78)	(124)	(75)	(165)
Depreciation and amortization	263	333	1,113	897
Non-GAAP EBITDA	$929	$(4,124)	$3,275	$(7,156)

Stock-based compensation expense	819	1,738	2,615	4,691
Impairment loss	-	-	-	176
Severance/Separation/Officer recruiting	196	30	431	82
Non-GAAP adjusted EBITDA	$1,944	$(2,356)	$6,321	$(2,207)